Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of GSE Systems, Inc., a Delaware corporation, hereby constitute and appoint Jerry Jen and Jeffery G. Hough, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or both of them, to sign for the undersigned and in their respective names as Officers and Directors of the Corporation, the Annual Report of Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and any amendment or amendments to such Annual Report, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized. This Power of Attorney, which is dated as of February 11, 2003, may be executed in any number of counterparts, and such signatures may be by means of facsimile or other means of transmission.

    Name                                               Title


/s/ Jerome I Feldman
Jerome I. Feldman                    Chairman of the Board

/s/Chin-Our Jerry Jen
Chin-Our Jerry Jen                   President, Chief Operating Officer
                                      and Director(Principal Executive Officer)

/s/ Jeffery G. Hough
Jeffery G. Hough                     Senior Vice President and Chief
                                        Financial Officer (Principal Finance
                                        and Accounting Officer)

/s/ Sheldon L. Glashow
Sheldon L. Glashow, Ph.D.            Director


/s/ Scott N. Greenberg
Scott N. Greenberg                   Director


/s/ John A. Moore, Jr.
John A. Moore, Jr.                   Director


/s/ George J. Pedersen
George J. Pedersen                   Director


/s/ Joseph W. Lewis
Joseph W. Lewis                      Director


/s/ Roger L. Hagengruber
Roger L. Hagengruber, Ph.D.          Director